TAIWAN GREATER CHINA FUND     July 24, 2007
c/o Brown Brothers Harriman
P.O. Box 962047
Boston, MA 02196-2047
Telephone: 1-800-343-9567

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Meeting”) of the Taiwan Greater China Fund (the “Trust”, formerly known as The R.O.C. Taiwan Fund), which will be held at the offices of Clifford Chance LLP, 31 W. 52nd Street, New York, New York, 10019-6131 on Tuesday, August 21, 2007 at 9:30 a.m., New York City time. A formal notice and a Proxy Statement regarding the Meeting, a proxy card for your vote at the Meeting and a postage prepaid envelope in which to return your proxy are enclosed. Shareholders who plan on attending the Meeting will be required to provide valid identification in order to gain admission.

At the Meeting, Shareholders will:

(i)	Elect two Trustees, each to serve for a term expiring on the date of the 2010 Annual Meeting of Shareholders or the special meeting in lieu thereof;

(ii)	Consider whether to approve a new investment advisory agreement between the Trust and Nanking Road Capital Management, LLC (the “Proposed Adviser”);

(iii)	Consider whether to approve the conversion of the Trust from a closed-end investment company into an open-end investment company; and

(iv)	Transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees recommends that you vote for each of the nominees for Trustee named in the accompanying Proxy Statement. The investments of the Trust are currently managed internally by employees of the Trust. The new investment advisory agreement is with the Proposed Adviser, a company recently formed by those employees. The Trustees believe that entering into the new investment advisory agreement will permit the Trust to reduce its expenses for management of its investments by taking advantage of economies of scale achieved by the Proposed Adviser by providing advisory services to clients in addition to the Trust. Accordingly, the Board of Trustees recommends that you vote for approval of the new investment advisory agreement.

The Board of Trustees recommends that you vote against approval of the conversion of the Trust from a closed-end investment company to an open-end investment company.

Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice and Proxy Statement, please complete, date, sign and return the enclosed proxy card at your earliest convenience. Your return of the proxy card will not prevent you from voting in person at the Meeting should you later decide to do so.

If you are a beneficial owner holding shares through a broker-dealer or other nominee, please note that, under the rules of the New York Stock Exchange, broker-dealers or other nominees may either use their discretion to vote your shares on the proposal described in paragraphs (i) and (iii) above without your instructions, or leave your shares unvoted. Under those rules, broker-dealers are not permitted to vote shares on the proposal described in paragraph (ii) above without instructions. Accordingly, the Board of Trustees of the Trust urges all beneficial owners of shares who are not also record owners of such shares to contact the institutions through which their shares are held and give appropriate instructions, if necessary, to vote their shares. The Trust will also be pleased to cooperate with any appropriate arrangement pursuant to which beneficial owners desiring to attend the Meeting may be identified as such and admitted to the Meeting as Shareholders.

Time will be provided during the Meeting for discussion, and Shareholders present will have an opportunity to ask questions about matters of interest to them.

Respectfully,

Steven R. Champion     David N. Laux
President       Chairman of the Board of Trustees

Important Matters Will Be Considered At The Meeting. Accordingly, All Shareholders, Regardless Of The Size Of Their Holdings, Are Urged To Sign And Mail The Enclosed Proxy In The Enclosed Envelope, Or To Give Appropriate Instructions To Persons Holding Shares of Record On Their Behalf, Promptly.

TAIWAN GREATER CHINA FUND

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 21, 2007

To the Shareholders of the Taiwan Greater China Fund:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of the Taiwan Greater China Fund (the “Trust”, formerly known as The R.O.C. Taiwan Fund) will be held at the offices of Clifford Chance LLP, 31 W. 52nd Street, New York, New York, on Tuesday, August 21, 2007 at 9:30 a.m., New York City time, for the following purposes:

1.	To elect two Trustees, each to serve for a term expiring on the date of the 2010 Annual Meeting of Shareholders or the special meeting in lieu thereof.

2.	To approve a new investment advisory agreement between the Trust and Nanking Road Capital Management, LLC (the “Proposed Adviser”)

3.	To consider whether to approve the conversion of the Trust from a closed-end investment company into an open-end investment company; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees of the Trust has fixed the close of business on July 11, 2007 as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders are entitled to one vote for each share of beneficial interest of the Trust held of record on the record date with respect to each matter to be voted upon at the Meeting.

You are cordially invited to attend the Meeting. All Shareholders are requested to complete, date and sign the enclosed proxy card and return it promptly, and no later than August 20, 2007, in the envelope provided for that purpose, which does not require any postage if mailed in the United States. If you are able to attend the Meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the Meeting. The enclosed proxy is being solicited by the Board of Trustees of the Trust.

BY ORDER OF THE BOARD OF TRUSTEES

Cheryl Chang, Secretary
July 24, 2007

TAIWAN GREATER CHINA FUND
PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the “Board of Trustees” or the “Board”, the Trustees of the Board are referred to as the “Trustees”) of the Taiwan Greater China Fund (the “Trust”, formerly known as The R.O.C. Taiwan Fund) for use at the Annual Meeting (the “Meeting”) of holders of shares (the “Shareholders”) of the Trust (the “Shares”) to be held at the offices of Clifford Chance LLP, 31 W. 52nd Street, New York, New York, on Tuesday, August 21, 2007 at 9:30 a.m., New York City time, and at any adjournment thereof.

This Proxy Statement and the accompanying proxy are first being mailed to Shareholders on or about July 24, 2007. Any Shareholder giving a proxy has the power to revoke it by mail (addressed to The Altman Group, 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071), or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed proxies received by mail on or before the close of business on August 20, 2006 or delivered personally at the Meeting will be voted as specified in such proxies or, if no specification is made, for proposals 1 and 2.

The Board of Trustees has fixed the close of business on Wednesday, July 11, 2007, as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders of record will be entitled to one vote for each Share. No Shares have cumulative voting rights for the election of the Trustees.

As of the record date, the Trust had 15,235,536 Shares outstanding. Abstentions will be counted as present for all purposes in determining the existence of a quorum.

One-third of the Trust's outstanding Shares, present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. The affirmative vote of a plurality of the Shares present or represented by proxy and voting on the matter in question at the Meeting is required to elect the nominees for election as Trustees. As provided under the Investment Company Act of 1940, as amended (the “Investment Company Act”), approval of the new investment advisory agreement requires the affirmative vote of the lesser of (a) 67% or more of the outstanding Shares present or represented at the Meeting, if holders of more than 50% of the outstanding Shares of the Trust entitled to vote are present or represented by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Trust entitled to vote. Approval of converting the Trust from a closed-end fund to an open-end fund requires the affirmative vote of a majority of the outstanding shares.

Shares represented by duly executed proxies will be voted at the Meeting in accordance with the instructions given. However, if no instructions are specified on the proxy with respect to a proposal, shares will be voted FOR the election of the two nominees for Trustees, FOR the approval of the new investment advisory agreement, AGAINST approval of conversion of the Trust to an open-end fund and in accordance with the judgment of the persons appointed as proxies upon any other matter that may properly come before the Meeting. A Shareholder may revoke a previously submitted proxy at any time prior to the Meeting by (i) a written revocation, which must be signed and include the Shareholder’s name and account number, received by the Secretary of the Trust at c/o Brown Brothers Harriman, P.O. Box 962047, Boston, MA 02196-2047; (ii) properly executing a later-dated proxy; or (iii) attending the Meeting and voting in person. Abstentions will be treated as votes present and not cast at the meeting. Accordingly, abstentions will not have the effect of votes in opposition to the election of a Trustee under Proposal 1 but will effectively be treated as an “Against” vote for the approval of the new investment advisory agreement under Proposal 2 and conversion of the Trust to an open-end fund under Proposal 3.

The Trust knows of no business that may or will be presented for consideration at the Meeting, other than those mentioned in Proposals 1, 2 and 3 described herein. If any matter not referred to above is properly presented, the persons named on the enclosed proxy will vote in accordance with their discretion. However, any business that is not on the agenda for the Meeting may be presented for consideration or action at the Meeting only with the approval of the Board of Trustees.

The address of Brown Brothers Harriman, which provides certain administrative services for the Trust, is 40 Water Street, Boston, Massachusetts 02109-3661.

BENEFICIAL OWNERSHIP OF SHARES

The following table provides information, as of July 11, 2007, except as noted, regarding the beneficial ownership of Shares by (i) each person or group known to the Trust to be the beneficial owner of more than 5% of the Shares outstanding, (ii) each of the Trust's Trustees or Trustee nominees, (iii) each executive officer of the Trust and (iv) all Trustees, Trustee nominees and executive officers of the Trust as a group. Except as noted, each of the named owners has sole voting and dispositive power over the Shares listed.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Fund
City of London Investment Group plc (“CLIG”) City of London Investment Management Company Limited (“CLIM”) 10 Eastcheap London EC3M 1LX U.K.	2,759,577(1)	18.11%
NewGate LLP 80 Field Point Road 12th Floor Greenwich CT 06830 U.S.A.	1,643,120(2)	10.78%
Sarasin Invesment Fund Ltd. 155 Bishopsgate London EC2M 3XY	1,049,000(3)	6.89%
Lazard Asset Management LLC (“Lazard”) 30 Rockefeller Plaza New York, New York 10112 U.S.A.	1,230,080(4)	8.07%

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TRUSTEES AND EXECUTIVE OFFICERS

Name	Amount of Beneficial Ownership	Percent of Fund	Dollar Range of Beneficial Ownership **
Steven R. Champion	18,500	*	Over $100,000
David Laux	6,000	*	$10,001-$50,000
Frederick C. Copeland, Jr.	7,000	*	$50,001-$100,000
Robert P. Parker	2,000	*	$10,001-$50,000
Edward B. Collins	3,000	*	$10,001-$50,000
Tsung-Ming Chung	0	N/A	None
Pedro-Pablo Kuczynski	2,300	*	$10,000-$50,000
All Trustees, Trustee nominees and executive officers as a group	38,800	*

*Less than 1%

** Based on the net asset value of the Shares on July 11, 2007 ($8.28).

(1) Based upon information provided by CLIG and CLIM in a Statement on Schedule 13G jointly filed on February 6, 2007 with respect to ownership as of December 29, 2006. In that statement, CLIM reported that it held its 2,759,577 Shares as investment adviser to certain investment funds. CLIG reported that its ownership included the 2,759,577 Shares held by CLIM as a result of CLIG’s status as the parent holding company of CLIM. CLIG and CLIM stated that they held sole voting power and sole dispositive power over their Shares.

(2)  Based upon information provided by Newgate LLP in a Statement on Schedule 13G filed on January 18, 2007 with respect to its ownership as of December 31, 2006, declaring that it held sole voting and sole dispositive power over its Shares.

(3) Based upon information disclosed on Bloomberg. This information reflects that Sarasin Emerging Sar Fund holds 495,299 Shares, and SaraPro Emerging Markets Fund holds 306,010 Shares. The Trust believes that Sarasin holds voting and shared dispositive power over all such Shares.

(4)  Based upon information provided by Lazard in a Statement on Schedule 13G filed on February 8, 2007 with respect to its ownership as of January 31, 2007, declaring that it held sole voting and sole dispositive power over its Shares.

PROPOSAL 1. ELECTION OF TRUSTEES

The two nominees for election to the Board of Trustees are Mr. David N. Laux and Mr. Pedro-Pablo Kuczynski. Mr. Laux is currently a Trustee of the Trust and the Chairman of the Board of Trustees, and if reelected, will serve for a term expiring on the date of the 2010 Annual Meeting of Shareholders or the special meeting in lieu thereof. Mr. Kuczynski is currently a Trustee of the Trust, and if elected, will serve for a term expiring on the date of the 2010 Annual Meeting of Shareholders or the special meeting in lieu thereof. Messrs. Laux and Kuczynski were nominated by the Board of Trustees, at a meeting held in January 2007, upon the recommendation of the Trust’s Nominating Committee.

The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies FOR the election of Messrs. Laux and Kuczynski. Each nominee has indicated his consent to be named in the accompanying proxy and that he will serve if elected. If Messrs. Laux and Kuczynski should be unable to serve (an event not now anticipated), the proxies will be voted for such person(s), if any, as is designated by the Board of Trustees to replace Mr. Laux and/or Mr. Kuczynski as the case may be.

INFORMATION CONCERNING NOMINEES

The following table sets forth certain information concerning Messrs. Laux and Kuczynski:
Name (Age) and Address	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Business Experience, Other Positions with Affiliated Persons of the Trust and Other Directorships Held by Nominee
Non-Interested Nominees
David N. Laux (79) The Hampshire, Apt. No. 701 1101 N. Elm St. Greensboro, N.C. 27401 U.S.A.	Trustee and Chairman of the Board	Trustee since 1992 and until the 2007 Annual Meeting of Shareholders or the special meeting in lieu thereof; Chairman of the Board since July 2004	Chairman, Great Dads (non-profit), since 2004; President, US-Taiwan Business Forum, from 2000 to 2005; Director, International Foundation, since 2001
President, US-ROC (Taiwan)
Business Council, 1990-2000;
Chairman and Managing
Director, American Institute
in Taiwan, 1987-90; Director
of Asian Affairs, National
Security Council, The White
House, 1982-86

Pedro-Pablo Kuczynski (68) Chequehuanla 967 San Isidro, Lima, Peru	Trustee	Trustee since September, 2006 and until the 2007 Annual Meeting of Shareholders or the special meeting in lieu thereof.
Senior Advisor and Partner, The Rohatyn Group (emerging markets manager), since 2007; Prime Minister of Peru, from 2005-2006;
Minister of Economy of Peru, 2004-2005
Minister of Economy of Peru, 2001-2002;
Partner and CEO, Latin America Enterprise Fund (private equity), since 2003
Chairman and Director, Advanced Metallurgical Group (“AMG, N.V.”), since 2007; Director, Ternium Inc., since 2007

INFORMATION CONCERNING OTHER TRUSTEES

The following table sets forth certain information concerning the Trustees of the Trust (other than Messrs. Laux and Kuczynski).

Name (Age) and Address	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Business Experience, Other Positions with Affiliated Persons of the Trust and Other Directorships Held by Nominee
Non-Interested Trustees
Edward B. Collins (64) 160 Sansome Street, 18th Floor, San Francisco, California 94104 U.S.A.	Trustee	Trustee since 2000 and until the 2009 Annual Meeting of Shareholders or the special meeting in lieu thereof	Managing Director, China Vest Group (venture capital investment), since prior to 2000	Director, Mediostream, since 2001; Chairman, California Bank of Commerce, since 2006; Director, Chic Holdings, since 2005; Partner, McCutchen, Doyle, Brown & Enersen (law firm), 1987-95
Frederick C. Copeland, Jr. (65) 11 Deer Ridge Road Avon, Connecticut 06001 U.S.A.	Trustee and Vice Chairman of the Board	Trustee since May 2004 and until the 2008 Annual Meeting of Shareholders or the special meeting in lieu thereof; Vice Chairman of the Board since February 2006	Vice Chairman, Director, Chairman of Executive Committee, Far East National Bank since 2004; Principal, Deer Ridge Associates, LLC (financial consulting), 2001- 2006
President, Chief
Executive Officer and Chief Operating
Officer, Aetna International (insurance),
from 1995 to 2001;
Executive Vice President,
Aetna, Inc. (insurance), from 1997 to 2001;
Chairman, President and
Chief Executive Officer, Fleet
Bank, N.A., 1993-1995;
President and Chief
Executive Officer, Citibank
Canada Ltd., 1987-1993;
Taiwan Country Head,
Citibank, 1983-1987

Tsung-Ming Chung (58) 4F, No.1, Lane 21, Hsing-Hua Road Kwei-Shan Industrial Zone, Taoyuan, Taiwan, R.O.C.	Trustee	Trustee since 2006 and until the 2009 Annual Meeting of Shareholders or the special meeting in lieu thereof	Chairman and Chief Executive Officer, Dynapak International Technology Corp; Chairman, Systems and Chips, Inc.; Director, Arima Group (technology)	Director, Far Eastern International Bank; Director and Chairman of Audit Committee, Taiwan Mobile Co.; Director and Audit Committee Chairman, Semiconductor Manufacturing International Corporation
Robert P. Parker (65) 101 California Street, Suite 2830 San Francisco, California 94111 U.S.A	Trustee TTrustee	Trustee since 1998 and until the 2008 Annual Meeting of Shareholders or the special meeting in lieu thereof; and Chairman of the Board from February 2004 to July 2004	Chairman, Parker Price Venture Capital, Inc. (formerly known as Allegro Capital, Inc.), since 1997	Director, NexFlash Technologies, Inc.,2001-2005 Partner, McCutchen, Doyle, Brown & Enersen (law firm), 1988-97

BOARD STRUCTURE

Since the inception of the Trust in 1989, the Trustees of the Trust have been divided into three classes, each having a term of three years, with the term of one class expiring each year. As of the date of this proxy statement, the Board has six members, with at least two members in each of the three classes.

BOARD AND COMMITTEE MEETINGS

The Board of Trustees of the Trust held five meetings during the fiscal year ended December 31, 2006. Each Trustee attended at least 75% of the total of (i) all meetings of the Board of Trustees and (ii) all meetings of each committee of the Board on which he served during the fiscal year ended December 31, 2006.

EXECUTIVE COMMITTEE

The Trust's Board of Trustees has an Executive Committee, which, subject to certain restrictions, may exercise all powers and authority of the Board between meetings of the Board. The current members of the Executive Committee are Messrs. David N. Laux (Chair), Edward B. Collins and Robert P. Parker, all of whom are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and are independent Trustees of the Trust, as defined under the rules of the New York Stock Exchange (the “NYSE”). The Executive Committee did not hold an Executive Committee Meeting during the fiscal year ended December 31, 2006. The Executive Committee does not have a charter.

NOMINATING COMMITTEE

The Board of Trustees has a Nominating Committee, the current members of which are Messrs. Robert P. Parker (Chair) and David N. Laux. The members of the Nominating Committee are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act, and also are independent Trustees of the Trust, as defined under the rules of the NYSE. The Nominating Committee has a charter, which is available on the Trust’s website at www.taiwangreaterchinafund.com. The charter provides that the Nominating Committee will consider recommendations of Trustee nominees submitted by Shareholders. Any such recommendations should be sent to the Trust's Nominating Committee c/o Brown Brothers Harriman, P.O. Box 962047, Boston, Massachusetts 02196-2047, ATTN: Investor Services Counsel, Fund Administration. The charter also provides that the Nominating Committee will consider potential candidates who are personally known to members of the Nominating Committee, persons who are recommended to the Nominating Committee by other members of the Board and other persons known by Board members or persons identified by any search firm retained by the Nominating Committee. In considering whether to recommend that an individual be nominated as a Trustee, the Nominating Committee will take the following criteria, among others, into account: (i) the Board's size and composition; (ii) applicable listing standards and laws; (iii) an individual's expertise (especially with regard to matters relating to Taiwan, mainland China and public and private investment funds), experience and willingness to serve actively; (iv) whether an individual will enhance the functioning of the Board and the compatibility of his or her views concerning the manner in which the Trust should be governed with the Board’s assessment of the interests of the Trust’s shareholders; and (v) the number of company boards of directors on which such individual serves.

During the fiscal year ended December 31, 2006, the Nominating Committee did not retain any search firm or pay a fee to any third party to identify Trustee candidates.

The Nominating Committee held two meetings during the fiscal year ended December 31, 2006. On January 26, 2007, the Nominating Committee recommended that Messrs. David N. Laux and Pedro-Pablo Kuczynski, respectively, be nominated to stand for election at the 2007 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

The Board of Trustees has a Compensation Committee, current members of which are Messrs. Frederick C. Copeland, Jr. (Chair), Edward B. Collins and David N. Laux. The members of the Compensation Committee are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act, and also are independent Trustees of the Trust, as defined under the rules of the NYSE. The function of the Compensation Committee is to set and review the compensation and terms of employment of the Trust's Chief Executive and Chief Financial Officer and to oversee the compensation of the Trust's other employees. The Compensation Committee met once during the fiscal year ended December 31, 2006.

AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Trustees has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 32a-4 of the Investment Company Act. The current members of the Audit Committee are Messrs. Edward B. Collins (Chair), Frederick C. Copeland, Jr., Robert P. Parker and Tsung-Ming Chung. The members of the Audit Committee are not interested persons of the Trust, as defined in the Investment Company Act, and also are independent Trustees of the Trust, as defined in the rules of the NYSE.

The responsibilities of the Audit Committee include, among other things, review and selection of the independent public accountants of the Trust, review of the Trust's financial statements prior to their submission to the Board of Trustees and of other accounting matters of the Trust, and review of the administration of the Trust's Codes of Ethics and Whistleblower Policy.

Audit Committee Report

The Audit Committee held two meetings during the fiscal year ended December 31, 2006 and also met on February 26, 2007. At those meetings the Audit Committee, among other things:

(i) approved the selection of KPMG LLP (“KPMG”) as the Trust's independent public accountants for its 2006 and 2007 fiscal years;

(ii) reviewed the audited financial statements of the Trust for its 2005 and 2006 fiscal years and discussed those statements with the Trust's management and KPMG;

(iii) discussed with the Trust's management and KPMG those matters requiring discussion by the Accounting Standards Board's Statement of Auditing Standards No. 61 as currently in effect, including the independence of KPMG;

(iv) received the written disclosures and the letters from KPMG required by the Independence Standards Board's Standard No. 1 as currently in effect;

(v) reviewed the charter for the Audit Committee;

(vi) reviewed the status of the Trust’s conversion to internal management; and

(vii) pre-approved the payment of fees for permitted non-audit services.

Based upon the reviews, discussions and consideration described above, the Audit Committee recommended to the Board of Trustees that the Trust's audited financial statements be included in its Annual Report to Shareholders for the Trust's fiscal year ended December 31, 2006.

Edward B. Collins
Frederick C. Copeland Jr.
Robert P. Parker
Tsung-Ming Chung

Representatives of KPMG are expected to be available at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available during the Meeting to respond to appropriate questions from Shareholders.

AUDIT FEES

The aggregate fees billed for professional services rendered by KPMG, the Trust’s independent auditors, in connection with the annual audit of the Trust’s financial statements and for services normally provided by KPMG in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2005 and December 31, 2006 were $80,000 and $84,000, respectively.

NON-AUDIT FEES

Audit-Related Fees. The Trust did not pay KPMG any audit-related fees (other than those disclosed under “Audit Fees” above), and there were no audit-related fees paid by the Trust to KPMG that were required to be approved by the Trust’s Audit Committee, in its 2005 and 2006 fiscal years.

Tax Fees. The aggregate fees billed for professional services rendered by KPMG for the preparation of the Trust’s federal income and excise tax returns and the provision of tax advice and planning services for the 2005 and 2006 fiscal years were $27,250 and $25,175, respectively.

All Other Fees. There were no other fees billed for professional services rendered by KPMG for services to the Trust other than the fees for services referenced above for the 2005 and 2006 fiscal years.

Aggregate Amount of Non-Audit Fees. The aggregate amount of non-audit fees billed by KPMG for services rendered to the Trust for its 2005 and 2006 fiscal years were $27,250 and $25,175, respectively.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee approves the engagement of the Trust’s accountants to render audit or non-audit services before such accountants perform such services.

All services described under “Audit Fees” and “Non-Audit Fees” above that required approval were pre-approved by the Audit Committee before KPMG’s engagement to perform them.

POLICY ON TRUSTEES’ ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

The Trust’s policy with regard to attendance by members of the Board of Trustees at its Annual Meetings of Shareholders is that all Trustees are expected to attend, absent extenuating circumstances. All four Trustees attended the 2006 Annual Meeting.

COMMUNICATIONS WITH THE BOARD OF TRUSTEES

Shareholders who wish to communicate with the Board of Trustees with respect to matters relating to the Trust may address their correspondence to the Board as a whole or to individual members c/o Brown Brothers Harriman, P.O. Box 962047, Boston, Massachusetts 02196-2047, ATTN: Investor Services Counsel, Fund Administration.

OFFICERS OF THE TRUST

The following table sets forth certain information concerning the officers of the Trust. Information regarding Mr. Laux, the Chairman of the Board, is set forth in the Trustee table above. The Chairman and the President (Messrs. Laux and Champion, respectively) each holds office until his successor is duly elected and qualified, and all other officers hold office at the discretion of the Trustees.

Name (Age) and Address	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During the Past Five Years
Steven R. Champion (61) Bank Tower Room 1001 205 Dun Hua North Road Taipei, Taiwan, R.O.C.	President, Chief Executive Officer and Portfolio Manager; President from May 1989 to June 1992	Since February 2004	Executive Vice President, Bank of Hawaii, 2001-2003; Chief Investment Officer, Aetna International (Insurance), from prior to 2000 to 2001
Cheryl Chang (42) Bank Tower Room 1001 205 Dun Hua North Road Taipei, Taiwan, R.O.C.	Secretary, Treasurer, Chief Financial Officer and Chief Compliance Officer	Secretary, Treasurer and Chief Financial Officer since June 2004; Chief Compliance Officer since September 2004	Senior Manager, KPMG (Taipei Office), from prior to 2000 to 2004; Assurances and Advisory Unit of International Practice Group, KPMG (audit, tax, finance and risk advisory) (Taipei Office), 2000-2004
Dirk Bennet (60) Bank Tower Room 1001 205 Dun Hua North Road Taipei, Taiwan, R.O.C.	Vice President, Assistant Secretary	Assistant Secretary since May 1996; Vice President since February 2004	Manager, Research Department of International Investment Trust Company Limited (investment advisor) from August 1992 to September 2004

TRUSTEE AND OFFICER COMPENSATION

The compensation received by each Trustee and officer of the Trust for the fiscal year ended December 31, 2006 is set forth below.

Name	Position	Total Compensation from the Trust Paid to Trustees and officers (1)(2)
Edward B. Collins	Trustee	$23,000 (2)
Frederick C. Copeland, Jr.	Trustee	$27,353(2)
David N. Laux	Trustee	$29,000(2)
Robert P. Parker	Trustee	$25,000 (2)
Tsung-Ming Chung	Trustee	$10,329(2)
Pedro-Pablo Kuczynski	Trustee	$5,359(2)
Steven R. Champion	President, Chief Executive Officer, Portfolio Manager	$524,963
Cheryl Chang	Chief Financial Officer, Secretary, Treasurer, Chief Compliance Officer	$113,146

(1) The Trustees and officers of the Trust do not receive any pension or retirement benefits from the Trust.

(2) Compensation consists of a $2,000 meeting fee for each Board of Trustees’ meeting or committee meeting attended in person, $1,000 meeting fee for each Board of Trustees’ meeting or committee meeting attended by telephone and an annual retainer of $12,000 ($20,000 for the Chairman and $17,000 for the Vice Chairman).

REQUIRED VOTE

The affirmative vote of a plurality of Shares present or represented by proxy and voting on the matter in question at the Meeting is required to elect the nominees for election as Trustees. Abstentions will be treated as votes present and not cast at the meeting. Abstentions will not have the effect of votes in opposition to the election of a Trustee under this Proposal 1.

The Board of Trustees unanimously recommends that Shareholders vote “FOR” the election of the nominees as Trustees.  The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies “FOR” Proposal 1.
PROPOSAL 2: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

The Trust is registered as a diversified, closed-end management investment company under the Investment Company Act and has operated as a closed-end fund since the reorganization of The Taiwan (R.O.C.) Fund, which was an open-end fund not registered in the United States, into the Trust on May 19, 1989.
The Board of Trustees held a meeting on June 26, 2007 and, at that meeting, approved, subject to shareholder approval, a new investment advisory agreement (the “Advisory Agreement”) with the proposed adviser. The Advisory Agreement is attached to this proxy statement as Exhibit A and the discussion contained herein regarding the Advisory Agreement is qualified in its entirety by reference to the attached Advisory Agreement. The proposed adviser, Nanking Road Capital Management, LLC (the “Proposed Adviser”), is a company currently being organized by the employees of the Trust who currently manage the Trust’s investments. The Proposed Adviser is in the process of registering as an investment advisory company with the U.S. Securities and Exchange Commission (the "SEC"). While the Proposed Adviser expects to complete the process prior to the Annual Meeting of Shareholders, the new advisory agreement will not take effect until the process is completed. The employees who currently manage the Trust’s investments will continue to manage the Trust’s investments until the advisory agreement becomes effective.

Article IV, Section 4.1 of the Declaration of Trust provides the Board of Trustees with the authority to enter, subject to shareholder approval, into one or more investment advisory or management contracts appointing an investment manager who shall undertake such management, investment advisory, statistical and research facilities and services, promotional activities and such other facilities and services, if any, as the Trustees may determine. Currently, the Trust is internally managed by its employees.

The Advisory Agreement between the Trust and the Proposed Adviser provides that the Proposed Adviser shall provide the Trust with advisory services and obligates the Proposed Adviser to make all investment decisions for the assets of the Trust (the “Assets”) and to manage the investment and reinvestment of the Assets in accordance with the investment objective and policies of the Trust, as such investment objective and policies are amended from time to time by the Board (or with the concurrence of the Trust’s shareholders, in each case in accordance with the requirements of the Investment Company Act), and subject always to the restrictions of the Trust’s Declaration of Trust and By-Laws, as amended or restated from time to time. The Proposed Adviser shall, at the instruction of the Board of Trustees, assist and make recommendations to, the Executive Committee of the Trust with respect to the Board of Trustees’ duty to determine in good faith the fair values of the Trust’s securities in the absence of readily available market quotations and in circumstances where certain events or circumstances would indicate the market quotation of a security is not reliable pursuant to the procedures and criteria set forth in the Trust’s Valuation Procedures. Under the Advisory Agreement, the Proposed Adviser shall vote the Trust’s proxies in accordance with the proxy voting policies, which may be amended from time to time by the Board and communicated to the Proposed Adviser.
Under the Advisory Agreement, the Proposed Adviser shall provide the Trust with a Chief Executive Officer, Chief Financial Officer, and Chief Compliance Officer; subject to the request and approval of the Board. Under the Advisory Agreement, the Proposed Adviser shall make such reports to the Board as the Board may deem necessary or advisable and as may be required by rules and regulations under the Investment Company Act and shall provide such other services and advice as the Board may reasonably request.

Investment Advisory Fees

For the services provided pursuant to the Advisory Agreement, the Proposed Adviser is entitled to receive from the Trust, an advisory fee, based on the portion of average daily net assets of the Trusts at the following rates: 1.25% of the first $150 million of the Fund’s average weekly net assets; and 1.00% of the Fund’s average weekly net assets in excess of $150 million. Such fees will be computed weekly and payable monthly. The net asset value of the Trust’s Assets shall be determined in the manner provided in the Trust’s prospectus that printed and filed with the SEC following the Trust’s reorganization into the Trust on May 19, 1989.
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Board Considerations

The Board of Trustees has considered the appointment of the Proposed Adviser as the Trust’s investment manager, subject to shareholder approval of the Advisory Agreement. Upon shareholder approval, the Board of Trustees will enter into the Advisory Agreement, effectively immediately, with the Proposed Adviser for the services described under the Advisory Agreement. Set forth below are the factors that the Board of Trustees considered in approving the Proposed Adviser and the Advisory Agreement.

Benefits to Shareholders:
The Board of Trustees considered the Trust’s internal investment structure against more standard external investment advisory structures and determined that it would be in the best interests of shareholders to replace the Trust’s internal investment management structure with an external investment manager established by the employees of the Trust who are currently managing the Trust’s investments. The Board of Trustees noted that a change to an external investment advisory structure with the Proposed Adviser would maintain the Trust’s current management team that had created a strong performance track record for the Trust over the past three and a half years1 . The Board of Trustees noted that, in engaging the Proposed Adviser as the Trust’s investment adviser, the Trust would continue to benefit from the team’s experience in managing the Trust and their reputation among the investment community. The Trustees considered the potential reduction and capping of investment management and other expenses in conjunction with an investment manager, in particular, the potential of the external manager to reduce the Trust’s investment management fees through economies of scale in operational costs from managing investments for other clients as well as the Fund. In addition, the Board of Trustees reviewed the proposed advisory fee schedule which contained breakpoints to reduce the fees as the Trust’s assets increased, specifically the reduction of its advisory fees as follows: 1.25% of the first $150 million of the Fund’s average weekly net assets; and 1.00% of the Fund’s average weekly net assets in excess of $150 million. The Board of Trustees considered that a change to an external investment advisory structure would provide Shareholders with increased transparency and stronger governance procedures through the discipline of the annual review of the Proposed Adviser.
The potential reduction in management fees is dependent upon the proposed adviser retaining additional investment advisory clients and that the Trust will reach a size in assets under management so that it may enjoy the benefit of a reduction in fees. There is no guarantee that either event will occur.

Nature, Extent and Quality of Services:
In considering the nature, extent and quality of the services to be provided by the Proposed Adviser the Board of Trustees received a presentation by the Proposed Adviser as to the services it would provide and as to its qualifications to manage the Trust. In this connection, the Trustees considered the nature and quality of the services provided by the principals of the Proposed Adviser as employees of the Trust since the Trust internalized its investment management in 2004. On this basis, the Board determined the Proposed Adviser to be capable and qualified to perform the services to be provided under the Advisory Agreement and that the nature and extent of the services to be provided by the Proposed Adviser would be of uniformly high quality and could be expected to remain so.

Fund Performance:
The Board of Trustees noted that, in view of the Trust’s distinctive investment objective of long term capital appreciation through investments in securities of Taiwan issuers, primarily by investing in Taiwan listed companies that derive or expect to derive a significant portion of their revenues from operations in, or exports to, mainland China and based upon the information provided in the materials and upon reports provided by internal management at the meeting on June 26, 2007 and throughout the year, the investment performance of the Trust’s portfolio was satisfactory. The Board of Trustees further concluded that, although the number of comparable funds was limited, on the basis of this limited number, the Trust’s expense ratio, once the Advisory Agreement took effect, could be expected to be in keeping with the expense ratios of direct competitors. Accordingly, the Board of Trustees determined that the overall performance of the Trust could be expected to be satisfactory.

1 For the three year period ending June 29, 2007, following the Trust’s conversion to an internal management structure, the Trust’s total return based on the market price of its stock was +63.6%, and the total return based on its net asset value was +68.8%. This compares to a total return for the same period of 71.0% for the Trust’s benchmark index, Taiwan Greater China Strategy index. For the one-,five-, and ten year periods ended June 29, 2007, the Fund’s average annual total return based on the market price of its stock was +25.00%, +9.91% and -1.50%, respectively. For the one-, five-, and ten year periods ended June 30, 2007, the Fund’s average annual total return based on its net asset value was +33.05%, +10.64% and -3.14%, respectively.

Profitability/Costs:
The Board of Trustees reviewed the projected profitability of the Proposed Adviser in connection with the provision of services to the Trust. The Trustees reviewed the Proposed Adviser’s projected costs in providing services to the Trust. The Board of Trustees concluded that the profitability projections in no way rendered the Proposed Adviser’s advisory fees excessive. The Board of Trustees considered other ways that the Proposed Adviser could benefit from its relationship with the Trust and noted that other than the advisory fee, there was no other investment advisor and brokerage fee received or receivable by the Proposed Adviser from the Trust. The Board of Trustees concluded that the Proposed Adviser would not, at this point, derive other significant benefits from its relationship with the Trust.

Economies of Scale:
The Board of Trustees, on the basis of their analysis of the information and materials provided by the Proposed Adviser, determined that the Advisory Agreement provided opportunity for the Trust to realize economies of scale with respect to investment management fees as the Trust grew its asset size. The Board of Trustees determined that, in addition, the proposed fee under the Advisory Agreement reflected the benefits expected from such economies of scale with respect to the Proposed Adviser’s potential management of additional client’s assets.

Fees:
The Board of Trustees considered that the fees contained in the Advisory Agreement provided a framework to pass on to shareholders expense savings. In order to better evaluate the Proposed Adviser’s advisory fees, the Board of Directors reviewed comparative information with respect to fees paid by comparable funds. The Board of Trustees noted that, due to the Fund’s distinctive investment objective, the number of comparable funds was limited. The Board of Trustees determined that, based on the limited data available, the Proposed Adviser’s fees were reasonable.

Board Conclusions

The Board based its consideration and evaluation of the Proposed Adviser on the information it was presented and the specific factors regarding the nature, extent and quality of services to be provided, including the good relative performance of the principals of the Proposed Adviser in managing the Trust’s investments as employees of the Trust and the projected profitability and costs associated with the Proposed Adviser. The Board of Trustees concluded that the compensation to be paid to the Proposed Adviser would be fair and reasonable in light of the services to be provided and expenses to be incurred by the Proposed Adviser.

REQUIRED VOTE

As provided by the Investment Company Act, approval of Proposal 2 requires the affirmative vote of a majority of the outstanding voting securities of the Trust, which means the affirmative vote of the lesser of (a) 67% or more of the outstanding Shares present or represented at the Meeting, if holders of more that 50% of the outstanding Shares of the Trust entitled to vote are present or represented by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Trust entitled to vote. Abstentions and broker “non-votes” will be treated as votes present but not cast for purposes of Proposal 2 and will therefore have the effect of a vote cast against Proposal 2.

The Board of Trustees believes that an Advisory Agreement between the Trust and the Proposed Adviser is in the best interests of Shareholders of the Trust. Accordingly, the Board of Trustees unanimously recommends that Shareholders vote “FOR” Proposal 2. The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies “FOR” Proposal 2. Abstentions and “non-votes” will be treated as votes present and not cast at the meeting. Abstentions and “non-votes” will however, have the effect of votes in opposition to this Proposal 2.

PROPOSAL 3: CONVERSION OF THE TRUST FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY

BACKGROUND AND SUMMARY

The Trust is registered as a closed-end investment company under the Investment Company Act and has operated as a closed-end fund since the reorganization of The Taiwan (R.O.C.) Fund (which was an open-end fund not registered in the United States) into the Trust on May 19, 1989. The Trust’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) and By-Laws provide that the Board of Trustees is required to submit to the Shareholders at their next annual meeting a binding resolution to convert the Trust into an open-end investment company if the Shares trade on the NYSE at an average discount from their net asset value (“NAV”) of more than 10% during any twelve-week period beginning after the most recent such vote (which occurred at the Trust’s 2005 annual meeting). For these purposes the average variation of the trading price of the Shares from their NAV is determined on the basis of such variances for each trading day (which means each day when the NYSE is open for trading) during the applicable twelve-week period and then the average of such daily variances is determined for the applicable 12-week period as of the end of such period. The affirmative vote of a majority of the Shares outstanding and entitled to vote is required for the adoption of such a resolution.

By the terms of the Declaration of Trust, this requirement became effective on June 1, 1992, and since then the Shareholders have voted on such a resolution ten times; in 1995 and each of the years from 1997 through 2005. In each instance the Board recommended that Shareholders vote against the resolution to convert the Trust into an open-end investment company, and such resolution was not adopted by the Shareholders. In the most recent vote, on July 21, 2005, 21.65% of the outstanding Shares were voted in favor of the proposal, 40.03% were voted against, and 20.71 % were either not present at the meeting, were not voted or abstained from voting on that particular matter (which are effectively votes against the proposal).

After the vote in 2005, the Shares, like those of most other closed-end country funds, continued to trade at a discount. The average discount for the period from the 2005 Annual Meeting of Shareholders until the record date for the 2007 Annual Meeting of Shareholders, however, has been smaller than in recent years. During all but one of the twelve-week periods since the 2005 Annual Meeting of Shareholders until the record date for the 2007 Annual Meeting of Shareholders, the Shares traded at an average discount of 10% or less. Only during the twelve-week period ending on July 13, 2007 did the Shares trade at an average discount of more than 10%, requiring the Board of Trustees to submit to the Shareholders the proposal described herein. The average discount ranged from a high of 10.27% for the twelve-week period ended July 13, 2007 to a low of 5.65% of the twelve-week period ended June 23, 2006.

On July 13, 2007, the Shares’ trading price on the NYSE closed at a discount to NAV per Share of 10.26%. Conversion of the Trust to an open-end investment company would eliminate the trading market in the Shares and provide Shareholders with a continuing opportunity to redeem their Shares from the Trust at their NAV. The proposal will be adopted, as provided in the Declaration of Trust, only if approved by holders of a majority of the Shares outstanding and entitled to vote.

The Board of Trustees of the Trust considered information concerning the legal, operational and practical differences between closed-end and open-end investment companies, the Trust’s performance to date as a closed-end fund, the historical relationship between the market price of the Shares and their NAV, the possible effects of conversion on the Trust and alternatives to conversion. The Board of Trustees resolved to recommend to the Trust’s Shareholders that they vote against the proposal to convert the Trust to an open-end investment company.

In making this recommendation, the Board of Trustees considered measures taken since the last vote by Shareholders to convert the Trust to an open-end investment company and determined that such measures have proved effective in lowering the discount at which the Shares have traded in relation to their NAV. These measures (described in further detail below) included the establishment of a share repurchase program. The average daily discount from June 21, 2005 to July 13, 2007 was 7.54%

In addition, the Board of Trustees considered the steps taken in an effort to improve the Trust’s performance and the effect conversion of the Trust to an open-end investment company may have on performance. In February 2004, the Trust implemented the Board’s new strategy of investing primarily in Taiwan Stock Exchange listed companies which derive or which are expected to derive a substantial portion of their revenues by exporting to or operating in mainland China. For the three year period from June 30, 2004 to June 29, 2007, the Trust’s Share price and NAV price lagged its primary benchmark, the Taiwan China Strategy Index2  (the “TCS Index”) on a total return basis. The total return of the TCS Index is computed with dividends reinvested, after the deduction of applicable withholding taxes. The Trust also measures its performance against two other benchmarks; the Morgan Stanley Capital International, Inc. Taiwan Index (the “MSCI Taiwan Index”) and the Taiwan Stock Exchange Total Return Index (the “TAIEX”). Against the MSCI Taiwan Index, both the Trust’s Share price and its NAV outperformed that index for that period. The Trust’s price and NAV, however, both underperformed the TAIEX for that period. The MSCI Taiwan Index is also computed with dividends reinvested, after the deduction of applicable withholding taxes. The TAIEX total returns are calculated on a gross basis, with dividends reinvested but without the deduction of any withholding taxes. The TCS Index was developed by the Trust in cooperation with Morgan Stanley Capital International (“MSCI”) and is calculated by MSCI.

The Board of Trustees believes that conversion to an open-end investment company could adversely affect the functioning of the Trust’s investment operations and its investment performance, as described below under “Effect of Conversion on the Trust -- Portfolio Management.” The Board also believes that conversion could expose the Trust to the risk of a substantial reduction in its size and a corresponding loss of economies of scale and increase in its expenses as a percentage of NAV, as described below under “Effect of Conversion on the Trust - Potential Increase in Expense Ratio and Decrease in Size.”

Since the reorganization of the Trust in 1989, the Shares periodically have traded at a premium (although not in recent years) above NAV. (See below under “Differences Between Open-end and Closed-end Investment Companies - Fluctuation of Capital; Redeemability of Shares; Elimination of Discount and Premium”.) The Shares’ average annual discount/premium (determined by comparing the Shares’ NAV to their closing price on the NYSE on each trading day pursuant to the Trust’s by-laws) by year is as follows:

2 *  Source: MSCI. This information is for internal use only and may not be redistributed or used in connection with creating or offering any securities, financial products or indices. Neither MSCI nor any other third party involved in or related to compiling, computing or creating the MSCI data (the “MSCI Parties”) makes any express or implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and the MSCI Parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to such data. Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

The Taiwan China Strategy Index is a custom index calculated by MSCI for, and as requested by, Taiwan Greater China Fund. To calculate this Index MSCI starts with the MSCI Taiwan Index and then excludes those securities selected by Taiwan Greater China Fund on a quarterly basis based on Taiwan Greater China Fund’s screening criteria. MSCI has no role in developing, reviewing or approving Taiwan Greater China Fund’s investing criteria or the list of companies excluded from the MSCI Taiwan Index by Taiwan Greater China Fund to create the Taiwan China Strategy Index.

YEAR	DISCOUNT(-)/ PREMIUM
1989 (May 12 to December 31)	2.71%
1990	-9.47%
1991	-3.29%
1992	4.26%
1993	3.45%
1994	0.75%
1995	1.23%
1996	3.28%
1997	-17.06%
1998	-17.67%
1999	-14.24%
2000	-18.82%
2001	-14.51%
2002	-14.95%
2003	-11.33%
2004	-9.99%
2005	-7.55%
2006	-7.30%
2007 (January 1, 2007 to June 30, 2007)	-8.38%

The Board of Trustees believes that eliminating the discount would not justify the fundamental changes that conversion would entail to the Trust’s portfolio management and operations, the risk of reduced size and the potential adverse effect on the Trust’s investment performance.

In order to attempt to reduce or possibly eliminate the discount, the Board continues to seek to increase awareness about the Trust through Shareholder and market communications and meetings by management with members of the investment community specializing in the closed-end funds sector. While these efforts have not eliminated the Shares’ tendency in recent years to trade at a discount to NAV, the Board of Trustees believes that such efforts have materially lessened the discount as well as had a favorable effect on Shareholder relations by keeping major Shareholders informed concerning the Trust’s investment strategies and policies and by informing the Board of those Shareholders’ views concerning the Trust’s management, strategies and policies.

In addition, the Board of Trustees recognizes that discounts as well as premiums can be a likely result of the closed-end format because of the probability that the shares of a closed-end fund will trade at a higher or lower price than the NAV per share. In addition, the Board of Trustees recognizes that discounts (and possible premiums) are an inherent consequence of the closed-end fund format. Discounts can vary widely over time, and a market discount can offer an investment advantage. For example, Shareholders have the opportunity to purchase additional Shares in the market at the discounted price when the Shares trade below their NAV. Shareholders who make such purchases could benefit in circumstances in which the gap between the NAV and the market price of the Shares narrows or is eliminated after they make their purchases, especially when the NAV is also increasing as a result of increases in the value of the Trust’s investments. Correlatively, Shareholders could be disadvantaged if they buy Shares at a premium or a small discount to NAV and the premium disappears or the discount widens, particularly if they decide to sell their Shares under such circumstances. The Shares’ NAV at the end of each week is published in compilations of such information for all closed-end funds in publications such as The Wall Street Journal, The New York Times and Barron’s; the daily NAV at the close of the preceding trading day in Taiwan can be obtained by calling the Trust at 1-800-343-9567 or by accessing the Trust’s website at www.taiwangreaterchinafund.com.

The Board of Trustees has considered, from time to time, various alternative measures that could be adopted for the purpose of seeking to reduce the discount to NAV at which the Shares have traded. On November 1, 2004, the Trust commenced a share repurchase program that allows for the repurchase of up to 10% of the outstanding Shares of the Trust. In connection with the share repurchase program, the Board of Trustees authorized management to repurchase Trust Shares in one or more block transactions as defined under Rule 10-b(18)(a)(5) of the Securities Exchange Act of 1934 (the “1934 Act”), provided that no block exceeded 500,000 Shares on any day, no more than 1,000,000 Shares in total were repurchased in block transactions, and that such Share repurchases were made on the New York Stock Exchange and in compliance with the safe harbor provided by Rule 10b-18 1934 Act. As of February 28, 2005, the Trust had repurchased the maximum amount of Shares allowed to be purchased in block transactions. The Trust continues to effect non-block repurchases under its share repurchase program.

At the 2005 Annual Meeting of Shareholders, both the Board of Trustees and Shareholders approved the adoption of an interval fund structure. Since that approval, the Trust has conducted 4 semi-annual repurchase offers for between 5% and 25% of the Trust’s outstanding securities. The Fund repurchased approximately 801,870 shares at its most recently completed semi-annual repurchase offer on June 29, 2007.

If the proposal to convert the Trust from a closed-end investment company into an open-end investment company is not approved, and the Shares continue to trade at a discount and the average discount is again greater than 10% during a twelve-week period then the Shareholders will again have an opportunity to consider converting the Trust into an open-end investment company at the next Shareholders meeting. The Board of Trustees may also decide at any time to present to the Shareholders the question of whether the Trust should be converted to an open-end investment company; however, under the Declaration of Trust such a voluntary submission would require the approval of two-thirds of the outstanding Shares for its adoption.
As described below under “Measures to be Adopted if the Trust Becomes an
Open-end Fund -- Redemption Fee,” if the Shareholders vote to convert the Trust into an open-end fund, the Board of Trustees may cause the Trust to impose a fee payable to the Trust on all redemptions of up to 2.00% of redemption proceeds for a certain period of time after conversion. In an effort to deter market timing of Shares after the conversion of the Trust from an open-end investment company, the Board of Trustees may also decide to impose redemption fees in connection with transactions within certain periods of time after the purchase of Shares from the Trust.

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES

1. Fluctuation of Capital; Redeemability of Shares; Elimination of Discount and Premium. Closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold in the securities market at prevailing market prices, which may be equal to, less than or more than NAV. From May 12, 1989 to July 13, 2007 the Shares traded on the NYSE at prices ranging from 31.55 % below NAV (on April 27, 1990) to 35.36% above NAV (December 31, 1993). The Shares last traded at a premium of .079% above NAV on October 2, 1996. On July 13, 2007, the closing price of a Share on the NYSE was 10.26% below its NAV.

Although it is now possible, subject to certain restrictions, for both institutions and individuals outside Taiwan to invest directly in Taiwan stocks, the Board of Trustees believes that many foreign investors, and particularly foreign individuals, continue to invest in the Taiwan market through a managed intermediary like the Trust. In February 2004, the Board revised the Trust’s investment strategy to provide that the Trust will primarily invest in Taiwan companies that derive or expect to derive a significant portion of their revenues from operations in or exports to mainland China, and the Board believes that substantial expertise is required to select and assess companies with that profile. However, additional alternatives to the Trust may develop as vehicles for investment in Taiwan securities by investors outside Taiwan, which could have the effect of increasing any discount at which the Shares trade in relation to their NAV.

By contrast, open-end investment companies in the United States, commonly referred to as mutual funds, issue redeemable securities with respect to which, traditionally, no secondary trading market has been permitted to develop. (Although this has changed in recent years with the establishment of exchange-traded open-end funds, it remains true that the vast majority of open-end funds, both in number and total assets, do not offer secondary market trading in their shares.) Except during periods when the NYSE is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the Investment Company Act, the holders of these redeemable securities have the right to surrender them to the mutual fund and obtain in return their proportionate share of the mutual fund’s NAV at the time of the redemption (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund’s distributor). The Board of Trustees has, in the past, not made any decision with respect to whether, upon conversion to an open-end investment company, the Trust would follow an exchange traded open-end format or one of a more traditional open-end investment company, which would not have a secondary trading market.

Most mutual funds also continuously issue new shares to investors at a price based upon their shares’ NAV at the time of issuance. Accordingly, an open-end fund experiences continuing inflows and outflows of cash and may experience net sales or net redemptions of its shares.

Upon conversion of the Trust into an open-end investment company, Shareholders who wished to realize the value of their Shares would be able to do so by redeeming their Shares at NAV (less the redemption fee, if any, discussed below under “Measures to be Adopted if the Trust Becomes an Open-end Fund -- Redemption Fee”), which would rise or fall based upon the performance of the Trust’s investment portfolio. The trading market for the Shares at a discount from NAV would be eliminated. Conversion would also eliminate, however, any possibility that the Shares could trade at a premium over NAV.

Please note that the interval fund structure adopted by the Trust in 2005 provides Shareholders a semi-annual opportunity to liquidate a portion (but not necessarily all) of their Shares at net asset value, less a 2% repurchase fee.

2. Cash Reserves. Because closed-end investment companies are not required to meet redemptions, their cash reserves can be substantial or minimal, depending on the investment manager’s investment strategy. The managers of many open-end investment companies, on the other hand, believe it desirable to maintain cash reserves adequate to meet anticipated redemptions without prematurely liquidating their portfolio securities. Although many open-end funds operate successfully in this environment, the maintenance of larger cash reserves required to operate prudently as an open-end investment company when net redemptions are anticipated may reduce an open-end investment company’s ability to achieve its investment objective by limiting its investment flexibility and the scope of its investment opportunities. In addition, open-end investment companies are subject to a requirement that no more than 15% of their net assets may be invested in securities that are not readily marketable or are otherwise considered to be illiquid. However, the Trust currently does not invest in, nor does it anticipate investing in, illiquid securities to any material extent.

3. Raising Capital. Closed-end investment companies may not issue new shares at a price below NAV except in rights offerings to existing Shareholders, in payment of distributions and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are not trading at a premium to NAV. The shares of open-end investment companies, on the other hand, are offered by such companies (in most cases continuously) at NAV, or at NAV plus a sales charge, and the absence of a secondary trading market generally makes it impossible to acquire such shares in any other way. The Trust most recently raised additional capital in 1995, when it obtained net offering proceeds of approximately $64,000,000 upon the completion of a public offering of additional Shares at a small premium to NAV.

4. NYSE Delisting; State and Federal Fees on Sales of Shares. If the Trust converted to an open-end fund, the Shares would immediately be delisted from the NYSE. Some investment managers believe that the listing of an investment company on a U.S. stock exchange, particularly the NYSE, represents a valuable asset, especially in terms of attracting non-U.S. investors. Delisting would save the Trust annual NYSE fees of approximately $25,000; but the absence of a stock exchange listing, combined with the need to issue new Shares when investors wish to increase their holdings, would have the effect of requiring the Trust to pay federal registration fees, except to the extent that the underwriter of such sales paid some or all of such fees. Any net savings or increased cost to the Trust because of the different expenses would not, however, be expected to materially affect the Trust’s expense ratio.

5. Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid shrinkage in size. Shares of “load” open-end investment companies are normally offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, receives a distribution fee from the fund (called a Rule 12b-1 fee), or both, to compensate it and securities dealers for sales and marketing services (see “Measures to be Adopted if the Trust Becomes an Open-end Fund -- Underwriting and Distribution” below). Shares of “no-load” open-end investment companies are sold at NAV, without a sales charge, with the fund’s investment adviser or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions. Except in the case of shares sold pursuant to a rights offering, when a closed-end fund sells newly issued shares, it typically does so in an underwritten public offering in which an underwriting fee of 4% or more is imposed. Except in the case of a rights offering, such sales can be made only at or above the shares’ then applicable NAV after the deduction of such an underwriting fee.

6. Shareholder Services. Open-end investment companies typically provide more services to shareholders and may incur correspondingly higher shareholder servicing expenses. One service that is generally offered by open-end funds is enabling shareholders to transfer their investment from one fund into another fund that is part of the same “family” of open-end funds at little or no cost to the shareholders. The Trust has, in the past, engaged in no discussions with any family of funds to become a part of such family, and there can be no assurance that the Trust would be able to make such an arrangement if the Shareholders voted to convert the Trust to an open-end fund. If the requisite majority of the Shareholders approve this Proposal 3, the Board of Trustees would weigh the cost of any particular service against the anticipated benefit of such service. The Board of Trustees has not, in the past maintained a view as to which, if any, Shareholder services it would seek to make available to Shareholders and implement as part of the Trust’s joining a family of funds or otherwise.

7. Leverage. Open-end investment companies are prohibited by the Investment Company Act from issuing “senior securities” representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks with respect to which there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness when the 300% asset coverage test is met, may issue preferred stock subject to a 200% asset coverage test and are not limited to borrowings solely from banks. This greater ability to issue senior securities gives closed-end investment companies more flexibility in “leveraging” their shareholders’ investments than is available to open-end investment companies. This difference is not likely to be of importance with respect to the Trust, however, because the Trust’s fundamental investment policies (which may be changed only with Shareholder consent) forbid it to borrow more than 5% of its NAV (a restriction that would continue to apply if the Trust were an open-end fund) or to issue preferred stock (even though such issuance is permitted by the Trust’s Declaration of Trust).

8. Annual Shareholders Meetings. The Trust is organized as a Massachusetts business trust under the terms of the Declaration of Trust. As a closed-end investment company listed on the NYSE, the Trust is required by the rules of the NYSE to hold annual meetings of its Shareholders. This requirement would cease upon a delisting of the Shares from the NYSE. A provision in the Declaration of Trust provides that, if the Trust were converted to an open-end investment company, the Declaration of Trust could be amended to provide that the Trust would no longer be required to hold annual meetings. However, no vote is being sought on such a proposal at this time. If the Trust were no longer required to hold annual meetings of Shareholders, it would still be required by the Investment Company Act to have periodic meetings to approve certain matters and, under certain circumstances, to elect Trustees. (See the discussion below under “Measures to be Adopted if the Trust Becomes an Open-end Fund -- Effect on the Trust’s Declaration of Trust.”) The Trust would save the cost of annual meetings, which management estimates to be approximately $40,000 per year; however, these savings would not be expected to materially affect the Trust’s expense ratio.

9. Reinvestment of Dividends and Distributions. Like the plans of many other closed-end funds, the Trust’s Dividend Reinvestment Plan (the “Plan”) permits Shareholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Trust converted to an open-end investment company. Currently, if the Shares are trading at a discount, the agent for the Plan will attempt to buy as many of the Shares as are needed for this purpose on the NYSE or elsewhere. This permits a reinvesting Shareholder to benefit by purchasing additional Shares at a discount, and this buying activity may tend to lessen any discount. If Shares are trading at a premium, reinvesting Shareholders are issued Shares at the higher of NAV and 95% of the market price. As an open-end investment company, all dividends and distributions would be reinvested at NAV unless Shareholders elected to receive their dividends and distributions in cash.

10. Capital Gains. The treatment of capital gains required under the Internal Revenue Code of 1986, as amended (the “Code”) may be disadvantageous to non-redeeming shareholders of an open-end fund. Although the fund’s manager may be able to sell portfolio securities at a price that does not reflect a taxable gain in order to raise cash to satisfy redeeming shareholders, a mutual fund that is required to sell portfolio securities may realize a net capital gain if the fund’s basis in the portfolio securities sold is less than the sale price obtained. The Code imposes both an income tax and an excise tax on a regulated investment company’s net capital gain (regardless of whether the fund is open-end or closed-end) unless the gain is distributed to all shareholders, including non-redeeming shareholders. Furthermore, in order to make a capital gain distribution, a fund may need to sell additional portfolio securities, thereby reducing further its size and, possibly, creating additional capital gain. While, as noted, taxes on such gains are also imposed on closed-end funds, a closed-end fund does not face the possible need to sell appreciated securities in order to raise funds to meet redemption requests.

EFFECT OF CONVERSION ON THE TRUST

In addition to the inherent characteristics of open-end investment companies described above, the Trust’s conversion to an open-end investment company would potentially have the consequences described below.

1. Portfolio Management. As noted above, a closed-end investment company operates with a relatively fixed capitalization while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares. To the extent that this is true, if the Trust were to convert to an open-end investment company, the Trust might be faced with a need to invest new monies near market highs and to sell portfolio securities in a falling market when it might otherwise wish to invest. Because the Trust is a closed-end fund, however, the Trust currently is not required to invest new monies or liquidate portfolio holdings at what may be inopportune times, and can manage its portfolio with a primary emphasis on long-term considerations.

The Board of Trustees has, in the past, believed that the closed-end format is better suited than the open-end format to the Trust’s investment objective of achieving long-term capital appreciation through investment primarily in publicly traded equity securities of Taiwan issuers, particularly in view of the Trust’s primary strategic focus on companies whose business is becoming increasingly integrated with the economy of mainland China. The Board of Trustees has expressed in the past that, notwithstanding developments in Taiwan that have had the effect of liberalizing restrictions on investment by foreign investors in the Taiwan securities market, investor psychology towards Taiwan (and mainland China) remains susceptible to rapid and extreme swings that would be likely to have a material and unpredictable impact on inflows and outflows from the Trust if it were to become an open-end fund. The Board of Trustees has expressed in the past their belief that the Trust could better pursue its long-term investment objective without short-term pressures to invest new monies or liquidate portfolio holdings at times when its investment style would dictate doing otherwise. Furthermore, the Board of Trustees believed that a need for the Trust to maintain some level of cash reserves to fund redemptions on an on-going basis could restrict the Trust’s ability to remain fully invested in equity securities in circumstances in which its portfolio manager otherwise thought it advantageous to be so invested.

2. Potential Increase in Expense Ratio and Decrease in Size. Conversion to an open-end investment company would raise the possibility of the Trust suffering substantial redemptions of Shares, particularly in the period immediately following the conversion, although the potential implementation of a redemption fee of up to 2.00% for a certain period of time described below under “Measures to be Adopted if the Trust Becomes an Open-end Fund” might reduce the number of redemptions that would otherwise occur shortly after the conversion. Unless the Trust’s principal underwriter, if any, were able to generate sales of new Shares sufficient to offset these redemptions or the performance of the Trust’s investments was sufficiently favorable to offset net redemptions, the size of the Trust would be expected to shrink. (See “Measures to be Adopted if the Trust Becomes an Open-end Fund -- Underwriting and Distribution.”) Because a majority of the Trust’s operating expenses are fixed and others decline as a percentage of the Trust’s NAV as the NAV increases, a decrease in the Trust’s asset size would likely increase the ratio of its operating expenses to its income and net assets and, as a result, decrease the Trust’s net income per Share. Such a decrease in size could result in a decision by the Board of Trustees to terminate and liquidate the Trust if the amount of the Trust’s assets were reduced such that it was no longer considered economically feasible for the Trust to continue to carry on business.

3. Continuous Public Offering Costs. In addition, the Trust might be required to engage in a continuous public offering intended, at a minimum, to offset redemptions. A continuous public offering of the Shares would require the Trust to maintain current registrations under federal and state securities laws and regulations, which would involve additional costs. See “Differences Between Open-end and Closed-end Investment Companies -- Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales” above.

4. Possible Sales of Portfolio Securities. If the Trust were to experience substantial redemptions of Shares following its conversion to an open-end investment company, it would probably not have sufficient cash reserves to fund such redemptions and therefore could be required to sell portfolio securities at inopportune times and incur increased transaction costs in order to raise cash to meet such redemptions. In addition, the Trust could incur capital gains in connection with such transactions. See “Differences Between Open-end and Closed-end Investment Companies -- Capital Gains” above.

5. Conversion Costs. The process of converting the Trust to an open-end investment company would involve legal and other expenses to the Trust, including the preparation of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (see “Measures to be Adopted if the Trust Becomes an Open-end Fund -- Timing” below), and the payment of necessary fees with respect to such registration statement and the sale of Shares in various states. The Board of Trustees has been advised that these conversion expenses, which would be paid by the Trust and would result in a one-time increase in the Trust’s expenses, could be expected to total at least [$150,000]. Because the Trust is unable to determine at this time the actual costs that would be involved, it is possible that the conversion expenses would be substantially higher.

MEASURES THAT MAY BE ADOPTED IF THE TRUST BECOMES AN OPEN-END FUND

If the Shareholders voted to convert the Trust to an open-end fund, the Board of Trustees may take the following actions.

1. Redemption Fee. In order to reduce the number of redemptions of the Shares immediately following the conversion of the Trust to an open-end investment company (thereby reducing any disruption of the Trust’s normal portfolio management) and to offset the brokerage and other costs of such redemptions, the Board of Trustees may decide that the Trust should impose a redemption fee for a period of time, to be retained by the Trust, of up to 2.00% of the redemption proceeds payable by the Trust on all redemptions. While not required, such a fee would be similar to fees that have been proposed by other funds considering a conversion from closed-end to open-end status. In an effort to deter market timing of Shares after the conversion of the Trust to an open-end investment company, the Board of Trustees may also decide to impose redemption fees in connection with transactions within a certain period of time after the purchase of Shares from the Trust.

2. Underwriting and Distribution. If the Shareholders voted to convert the Trust to an open-end investment company, the Board would consider whether to select a principal underwriter of the Shares. The Shares could be offered and sold directly by the Trust itself, and by any other broker-dealers who enter into selling agreements with the principal underwriter. The Trust has engaged in no discussions with prospective principal underwriters, and there can be no assurance regarding whether satisfactory arrangements with a principal underwriter would be achieved. The Board of Trustees reserves the right to cause the Trust to enter into an underwriting agreement with a principal underwriter in such form and subject to such conditions as the Board of Trustees deems desirable. If a principal underwriter were selected, there could be no assurance that any such broker-dealer firms would be able to generate sufficient sales of Shares to offset redemptions, particularly in the initial months following conversion.

3. Effect on the Trust’s Declaration of Trust. The Declaration of Trust provides that, if the Shareholders voted to change the Trust’s subclassification under the Investment Company Act from a closed-end investment company to an open-end investment company, provisions in the Declaration of Trust (set forth in Exhibit B to this Proxy Statement) would become effective that authorize the issuance of redeemable securities at NAV and provide that the outstanding Shares will be redeemable at the option of the Shareholders. In addition, the Declaration of Trust provides that if the Trust becomes an open-end fund and is no longer required by stock exchange rules to hold annual meetings for the election of Trustees, the Board of Trustees may submit a proposal, which may be adopted by vote of a majority of the Trust’s outstanding Shares, that the Trust cease to hold annual meetings of its Shareholders and that it eliminate its staggered Board of Trustees. These actions would have the consequence of requiring Shareholders’ meetings to be held only when required by the Investment Company Act, either for the election of Trustees (if a majority of the Trustees in office were not elected by the Shareholders) or to approve specific matters in accordance with the Investment Company Act’s requirements.

4. Timing. If the Shareholders voted to convert the Trust to an open-end investment company, a number of steps would be required to implement such conversion, including the preparation, filing and effectiveness of a registration statement under the Securities Act covering the offering of the Shares and the negotiation and execution of a new or amended agreement with the Trust’s transfer agent. It is anticipated that such conversion would become effective by approximately February 1, 2008 and that the discount, if any, at which the Shares trade in relation to their NAV would be reduced in anticipation of the ability to redeem Shares at NAV upon the completion of the conversion. The provisions of the Declaration of Trust set forth in Appendix C would become effective simultaneously with the effectiveness of the registration statement referred to above under the Securities Act. If, as noted immediately above in “Effect on the Trust’s Declaration of Trust,” the Board of Trustees submitted, and Shareholders approved, a proposal that the Trust no longer hold annual meetings of Shareholders after becoming an open-end fund, the attendant savings in the cost of holding such meetings (see “Differences Between Open-end and Closed-end Investment Companies -- Annual Shareholders Meetings”) would accrue in the years following such approval.

REQUIRED VOTE

An affirmative vote of a majority of all outstanding Shares is required to approve the conversion of the Trust from a closed-end investment company into an open-end investment company. Abstentions and “non-votes” will be treated as votes present and not cast at the meeting. Abstentions and “non-votes” will however, have the effect of votes in opposition to this Proposal 3.

The Board of Trustees recommends that Shareholders vote “AGAINST” conversion of the Trust from a closed-end investment management company into an open-end investment management company. The persons named in the accompanying proxy will, in the absence of contrary instructions, vote all proxies “AGAINST” this proposal 3.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone, email or facsimile by officers or employees of the Trust. The Trust has also retained The Altman Group to assist in the solicitation of proxies from Shareholders at an anticipated cost not to exceed $7,000 plus reimbursement of out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies that may be solicited by such officers or employees or by The Altman Group in person or by telephone, email or facsimile will be borne by the Trust. The Trust will reimburse banks, brokers and other persons holding Shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such Shares.

The Trust’s Annual Report For The Year Ended December 31, 2006, Including Financial Statements, Was Mailed On Or About March 1, 2007 To Shareholders Of Record On March 1, 2007. However, A Copy Of This Report Will Be Provided, Without Charge, To Any Shareholder Upon Request. Please Call 1-800-343-9567 Or Write To The Taiwan Greater China Fund C/O Brown Brothers Harriman & Co., P.O. Box 962047, Boston, Massachusetts 02196-2047 Attn: Investor Services Counsel, Fund Administration, To Request The Report.

In the event that a quorum is not obtained for the transaction of business at the Meeting by August 20, 2007, the persons named as proxies in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies in order to obtain such a quorum. Any such adjournment would require the affirmative vote of the holders of a majority of the Shares voting that are present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment if a quorum is not obtained. The costs of any such additional solicitation and of any adjourned session will be borne by the Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and Section 30(h) of the Investment Company Act, as applied to the Trust, require that the Trust’s officers, Trustees and persons who beneficially own more than ten percent of the Trust’s Shares (“Reporting Persons”) file reports of ownership of the Trust’s Shares and changes in such ownership with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Trust pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year 2006 and Form 5 and amendments thereto furnished to the Trust with respect to fiscal year 2006, the Trust believes that the following Reporting Persons did not make timely filings:

•	In September 2006, Mr. Tsung-Ming Chung’s initial statement of beneficial ownership of securities, which was reported on Form 3, was filed late.
•	In October 2006, Mr. Pedro-Pablo Kuczynski’s initial statement of beneficial ownership of securities, which was reported on Form 3, was filed late.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a Shareholder intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Taiwan Greater China Fund c/o Brown Brothers Harriman, P.O. Box 962047, Boston, Massachusetts 02196-2047, ATTN: Investor Services Counsel, not later than March 21, 2008. The Board of Trustees will consider whether any such proposal should be submitted to a Shareholder vote in light of applicable rules and interpretations promulgated by the Commission; but a Shareholder's timely submission of a proposal will not automatically confer a right to have that proposal presented for a vote at the Trust's 2008 Annual Meeting. Any nomination by a Shareholder of a person to stand for election as a Trustee at the 2008 Annual Meeting of Shareholders must be received by the Trust c/o Secretary, Bank Tower, Room 1001, DunHua North Road, Taipei, Taiwan, Republic of China not later than April 21, 2008.

BY ORDER OF THE BOARD OF TRUSTEES

Cheryl Chang
Secretary

July 24, 2007

EXHIBIT A

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

Agreement, dated as of _________, 2007 between the TAIWAN GREATER CHINA FUND, a Massachusetts business trust (the “Fund”), and Nanking Road Capital Management, LLC, a [limited liability company organized under the laws of the State of Connecticut] and registered as an investment adviser with the Securities and Exchange Commission (the “Proposed Adviser”).

The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940 (the “1940 Act”), the shares of beneficial interests in which are registered under the Securities Exchange Act of 1934 and listed on the New York Stock Exchange. The Fund’s investment objective is long-term capital appreciation through investment in securities of Taiwan issuers, primarily by investing in Taiwan listed companies that derive or expect to derive a significant portion of their revenues from operations in or exports to mainland China.

The Fund desires to retain the Proposed Adviser to render investment management and certain other services with respect to the Fund’s assets, and the Proposed Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the mutual covenants hereafter contained, the parties hereto hereby agree as follows:

1.  Appointment of Proposed Adviser.

(a) The Fund hereby employs the Proposed Adviser for the period and on the terms and conditions set forth herein, subject at all times to the supervision of the Board of Trustees of the Fund (the “Board”), to:

(i) Make all investment decisions for the assets of the Fund (the “Assets”) and to manage the investment and reinvestment of the Assets in accordance with the investment objective and policies of the Fund, as such investment objective and policies are amended from time to time by the Board (or with the concurrence of the Fund’s shareholders, in each case in accordance with the requirements of the 1940 Act), and subject always to the restrictions of the Fund’s Declaration of Trust and By-Laws, as amended or restated from time to time. Should the Board at any time make any definite determination as to investment policy and notify the Proposed Adviser thereof, the Proposed Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Proposed Adviser shall vote the Fund’s proxies in accordance with the Fund’s proxy voting policies, which may be amended from time to time by the Board and communicated to the Proposed Adviser. The Proposed Adviser shall make such reports to the Board concerning such proxy voting as the Board may deem necessary or advisable and as may be required by rules and regulations under the 1940 Act. The Fund acknowledges that no assurance has been or can be provided that the investment objective of the Fund can or will be achieved. The Proposed Adviser shall take, on behalf of the Fund, all actions that the Proposed Adviser deems necessary to implement the investment policies of the Fund and to place all orders for the purchase or sale of portfolio securities for the Fund with brokers or dealers selected by the Proposed Adviser, and in connection therewith, the Proposed Adviser is authorized as agent of the Fund to give instructions to the custodians from time to time of the Assets as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Proposed Adviser is directed at all times to seek to use its best efforts to obtain for the Fund the most favorable net results available (“best execution”). In using its best efforts to obtain for the Fund best execution, the Proposed Adviser shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transaction. Subject to such policies as the Fund may communicate to the Proposed Adviser in writing, the Proposed Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Proposed Adviser or its affiliates an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Proposed Adviser determines in good faith that such amount of commission was reasonable;

(ii) As requested and if appointed as such by the Board, provide the Fund, at the Proposed Adviser’s expense, with a chief executive officer and a chief financial officer;

(iii) As requested and if appointed as such by the Board in accordance with the requirements of the rules and regulations under the 1940 Act (including but not limited to approval by the Board of the compensation to be paid to the Fund’s chief compliance officer), provide the Fund, at the Proposed Adviser’s expense, with a chief compliance officer;

(iv) Prepare the Fund’s periodic financial statements, in accordance with the requirements of the 1940 Act and the rules and regulations thereunder, and assist the administrator of the Fund, as requested, in the valuation of the Fund’s assets and the determination of its liabilities;

(v) Prepare and make available to the Fund pertinent research and statistical data;

(vi) Maintain or cause to be maintained for the Fund all books and records required under the 1940 Act, to the extent that such books and records are not maintained or furnished by administrators, custodians or other agents of the Fund; and
(vii) Provide the Fund with such other services and advice, consistent with the foregoing, as the Board may reasonably request.

(b) The Proposed Adviser accepts such appointment and agrees during the term of this Agreement to render such services, to permit any of its managers, members, officers or employees to serve without compensation as directors or officers of the Fund if elected to such positions and to assume the obligations herein for the compensation herein provided. The Proposed Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

2.  Compensation.    For the services and facilities described in Section 1, the Fund agrees to pay in United States dollars to the Proposed Adviser, a fee in accordance with the schedule set forth as Appendix A hereto. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that this Agreement is in effect during such month and year, respectively.

3.  Investment in Fund Stock.    The Proposed Adviser agrees that it will not make a short sale of any shares of the Fund.

4.  Non-Exclusivity of Services.    Nothing herein shall be construed as prohibiting the Proposed Adviser or any of its affiliates from providing investment advisory services to, or entering into investment advisory agreements with, any other clients (including other registered investment companies), including clients which may invest in Taiwanese or Chinese equity securities, so long as the Proposed Adviser’s services to the Fund pursuant to this Agreement are not materially impaired thereby, except that, without the prior written consent of the Fund the Proposed Adviser may not act as the investment adviser or Proposed Adviser to any other investment company that is listed on the New York Stock Exchange and that has the same investment strategy as the Fund. The Proposed Adviser is not obligated to purchase or sell for the Fund any security which the Proposed Adviser or its affiliates may purchase or sell for their own accounts or the accounts of other clients.

5.  Standard of Care; Indemnification.    The Proposed Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Proposed Adviser nor its officers, managers, members, employees, agents or controlling persons (as defined in the 1940 Act) shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence on the part of the Proposed Adviser in the performance of its duties or by reason of reckless disregard on the part of the Proposed Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Proposed Adviser, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Proposed Adviser. In no event shall the Proposed Adviser have any responsibility for the acts or omissions of any other adviser of the Fund.

The Fund shall indemnify and hold harmless the Proposed Adviser, its officers, managers, members, employees, agents, controlling persons or other affiliates (each an “Indemnified Party”) for any losses, costs and expenses incurred or suffered by any Indemnified Party arising from any action, proceeding or claims that may be brought against such Indemnified Party in connection with the performance or non-performance of its functions under this Agreement, except for such losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or from reckless disregard on the part of such Indemnified Party of such Indemnified Party’s obligations and duties under this Agreement.

6.  Allocation of Charges and Expenses.

(a) The Proposed Adviser shall assume and pay for maintaining its staff and personnel and shall at its own expense provide the equipment, office space and facilities necessary to perform its obligations hereunder. The Proposed Adviser shall pay the salaries and expenses of such of the Fund’s officers and employees and any fees and expenses of such of the Fund’s Trustees who are managers, members, officers or employees of the Proposed Adviser or any of its affiliates, provided, however, that the Fund, and not the Proposed Adviser, shall bear travel expenses or an appropriate fraction thereof of Trustees and officers of the Fund who are managers, members, officers or employees of the Proposed Adviser to the extent that such expenses relate to attendance at meetings of the Board or any committee thereof, and provided further that such expenses are incurred in accordance with the Fund’s travel policy.

(b) In addition to the fee of the Proposed Adviser, the Fund shall assume and pay the following expenses: legal fees and expenses of counsel to the Fund; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodian, sub-custodian, transfer agents and registrars; fees and expenses with respect to administration, except as may be herein expressly provided otherwise; expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the Fund’s dividend reinvestment and cash purchase plan; costs of stationery; any litigation expenses; and costs of stockholder’s and other meetings.

7.  Potential Conflicts of Interest.

(a) Subject to applicable statutes and regulations, managers, members, officers, employees, agents or owners of the Proposed Adviser may be interested in the Fund as a director, officer, agent or otherwise.

(b) If the Proposed Adviser considers the purchase or sale of securities for the Fund and other advisory clients of the Proposed Adviser at or about the same time, transactions in such securities shall be made for the Fund and such other clients in accordance with the Proposed Adviser’s trade allocation procedures, as they may be amended from time to time and approved by the Board.

 8. Duration and Termination.

(a) This Agreement shall be effective for a period of two years from the date hereof and shall continue in effect from year to year thereafter, provided that such continuance is specifically approved at least annually by (i) a majority of the members of the Board who are neither parties to this Agreement nor interested persons of the Fund or of the Proposed Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Proposed Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) separately by the Board (all Trustees voting) or by vote of a majority of the Fund’s outstanding voting securities.

(b) This Agreement may nevertheless be terminated at any time, without payment of penalty, by the Proposed Adviser or by the Fund acting pursuant to a vote of the Board or by vote of a majority of the Fund’s outstanding securities upon 60 days’ written notice. This Agreement shall automatically be terminated in the event of its assignment, provided, however, that a transaction that does not, in accordance with the 1940 Act and applicable rules thereunder, result in a change of actual control or management of the Proposed Adviser’s business shall not be deemed to be an assignment for the purposes of this Agreement.

(c) Termination of this Agreement shall not (i) affect the right of the Proposed Adviser to receive payments of any unpaid balance of the compensation described in Section 2 earned prior to such termination or (ii) extinguish the Proposed Adviser’s right of indemnification under Section 5.

As used herein, the terms “interested person,” “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.

9.  Amendment.    This Agreement may be amended by mutual agreement if required by the 1940 Act or other applicable law, provided that any such amendment shall only become effective after the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund and (ii) a majority of the members of the Board who are not interested persons of the Fund or of the Proposed Adviser, cast in person at a meeting called for the purpose of voting on such approval.

10. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

11. Notices.    Any communication hereunder must be in writing and must be made by letter, telex or facsimile. Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days’ notice to the other specified another address) be made or delivered to that other person at the following relevant address:

If to the Proposed Adviser:

   [ ]
Attention:
Telephone No.:
Facsimile No.:

With copies to:

   [ ]
Attention:
Telephone No.:
Facsimile No.:

If to the Fund:

Taiwan Greater China Fund
c/o Brown Brothers Harriman
P.O. Box 962047
Boston, MA 02196-2047
Attention:
Telephone No.:
Facsimile No.:

With copies to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019-6131
Attention: Leonard Mackey, Esq.
Telephone No.: 212-878-8000
Facsimile No.: 212-878-8375

and shall, if made by letter, be deemed to have been received when delivered by hand or if sent by mail within 10 days if the letter is sent by first class mail, and shall, if sent by facsimile, be deemed to have been received upon production of a transmission report by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the facsimile number of the recipient and provided that a hard copy of the notice so served by facsimile is posted that same day as the notice was served by electronic means.

12. Jurisdiction.    Each party hereto irrevocably agrees that any suit, action or proceeding against either of the Proposed Adviser or the Fund arising out of or relating to this Agreement shall be subject to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, to its address as set forth in this Agreement.

13. Representation and Warranty of the Proposed Adviser.    The Proposed Adviser represents and warrants that it is duly registered as an investment adviser under the U.S. Investment Advisers Act of 1940 and that it will use its reasonable efforts to maintain effective such registration during the term of this Agreement.

14. Representation and Warranty of the Fund.    The Fund represents and warrants that it has full legal right to enter into this Agreement and to perform the obligations hereunder and that it has obtained all necessary consents and approvals to enter into this Agreement.

15. Provision of Certain Information by the Fund.    The Fund shall furnish the Proposed Adviser with copies of the Fund’s Declaration of Trust, By-Laws and Registration Statement on Form N-2, as amended or restated from time to time, any press releases made by the Fund and any reports made by the Fund to its shareholders, as soon as practicable after such documents become available. The Fund shall furnish the Proposed Adviser with any further documents, materials or information that the Proposed Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

16. Press Releases, Reports, Other Disclosures.    Any reports, press releases or other disclosures made by the Fund that contain statements about the management of assets by the Proposed Adviser shall be subject to the prior approval of the Proposed Adviser.

17. Severability.    If any provision of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such finding shall not affect the validity or enforceability of the remaining portions of this Agreement.

18. Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19. Captions.    The captions in this Agreement are included for convenience of reference only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

TAIWAN GREATER CHINA FUND

By:

Name:
Title:

[NAME OF NEW ADVISER]

By:

Name:
Title:

"Taiwan Greater China Fund" means and refers to the Trustees from time to time serving under the Amended and Restated Declaration of Trust of the Trust dated July 15, 1988, as amended, a copy of which is on file with the Secretary of The Commonwealth of Massachusetts. The execution of this con-tract has been authorized by the Trustees of the Trust, this contract has been executed on behalf of the Trust by an authorized officer or agent of the Trust acting as such and not individually, and neither such authorization by such Trustees nor such execution by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Amended and Restated Declaration of Trust.

Appendix A

The Proposed Adviser shall receive a fee for its services under the Agreement, computed weekly and payable monthly, at the annual rates as set forth below:

1.25% of the first $150 million of the Fund’s average weekly net assets; and

1.00% of the Fund’s average weekly net assets in excess of $150 million.

The net asset value of the Assets shall be determined in the manner provided in the Fund’s Registration Statement on Form N-2.

EXHIBIT B

ARTICLE X OF THE TRUST’S DECLARATION OF TRUST REDEMPTIONS

In the event that the Shareholders of the Trust vote to convert the Trust from a “Closed-end company” to an “Open-end company”. . . , the following provisions shall, upon the effectiveness of such conversion, become effective:

SECTION 10.1. REDEMPTIONS. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article X. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per Share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Trust attributable thereto at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the 1940 Act, suspend such right of redemption. The procedures for and fees, if any, chargeable in connection with the effecting and suspending redemption of Shares shall be as set forth in the prospectus filed as part of the Trust’s effective Registration Statement with the Commission from time to time. Payment will be made in such manner as described in such prospectus.

SECTION 10.2. REDEMPTIONS OF ACCOUNTS. The Trustees may redeem Shares of any Shareholder at a redemption price determined in accordance with Section 10.1 if, immediately following a redemption of Shares for any reason, the aggregate net asset value of the Shares in such Shareholder’s account is less than an amount determined by the Trustees. If the Trustees redeem Shares pursuant to this Section 10.2, a Shareholder will be notified that the value of his account is less than such amount and be allowed sixty (60) days to make an additional investment before the redemption is processed.

ANNUAL MEETING OF SHAREHOLDERS OF

TAIWAN GREATER CHINA FUND

August 21, 2007

This Proxy is Solicited on Behalf of the Board of Trustees

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
Please note that the Trust has retained The Altman Group to assist in the solicitation of proxies from Shareholders.

Signature of Shareholder Date: Signature of Shareholder Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

The following items are proposed by the Trust:

1.
The election of two Trustees: Mr. David N. Laux, to serve for a term expiring on the date of the 2010 Annual Meeting of Shareholders or the special meeting in lieu thereof; and Mr. Pedro-Pablo Kuczynski, to serve for a term expiring on the date of the 2010 Annual Meeting of Shareholders or the special meeting in lieu thereof.

2.	To approve a new investment advisory agreement between the Trust and the Proposed Adviser.

3.	Consider whether to approve the conversion of the Trust from a closed-end investment company into an open-end investment company

For all Nominees	Withheld from all Nominees	For all Nominees EXCEPT Nominee(s) written below

For Proposal 2	Withheld from Proposal 2	Against Proposal 2

For Proposal 3	Withheld from Proposal 3	Against Proposal 3

Properly executed proxies will be voted in the manner directed herein by the undersigned. If no such directions are given, such proxies will be voted FOR Proposal 1, FOR Proposal 2 and AGAINST Proposal 3.

Please sign and return promptly in the enclosed envelope. No postage is required if mailed in the United States.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TAIWAN GREATER CHINA FUND

This Proxy is Solicited on Behalf of the Board of Trustees
Annual Meeting of Shareholders
August 21, 2007

The undersigned hereby appoints Steven R. Champion and Cheryl Chang, or each or either of them, as Proxies of the undersigned, with full power of substitution to each of them, to vote all shares of the Taiwan Greater China Fund (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust (the "Meeting") to be held at the offices of Clifford Chance LLP US, 31 W. 52nd Street, New York, New York, Tuesday, August 21, 2007 at 9:30 a.m., Eastern time, and at any adjournment thereof, in the manner indicated on the reverse side and, in their discretion, on any other business that may properly come before the Meeting or any such adjournment.

(Continued and to be signed on the reverse side.)

COMMENTS: